UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2018

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2018, the Board of Directors (the “Board”) of 2U, Inc., a Delaware corporation (the “Company”) increased its size to twelve (12) members in accordance with the Company’s Seventh Amended and Restated Certificate of Incorporation, and appointed Alexis Maybank as a Class III Director to fill the vacancy created by such increase in size, both effective as of December 4, 2018.  Ms. Maybank’s term will expire at the Company’s 2020 Annual Meeting of Stockholders. Ms. Maybank will be compensated in accordance with the Company’s director compensation program for non-employee directors.  As of the filing of this Form 8-K, the Board has not determined the committee assignments for Ms. Maybank.

The Company issued a press release announcing that Ms. Maybank will join the Company as a Class III Director. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Exhibit Description

99.1	Press release, dated December 10, 2018, “Alexis Maybank, Co-Founder of Gilt Groupe, Joins 2U Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Matthew J. Norden
	Name:	Matthew J. Norden
	Title:	Co-General Counsel, Corporate and Securities

Date: December 10, 2018